Exhibit 99.1

Lucid Diagnostics Provides Business Update and Reports Third Quarter 2026 Financial Results

EsoGuard® now fully reimbursed by Medicare nationwide, launching a new phase of accelerating commercialization with record monthly test volume to start the fourth quarter

Conference call and webcast to be held today, November 12, at 8:30 AM EST

NEW YORK, November 12, 2026 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”), a commercial-stage, cancer prevention medical diagnostics company and subsidiary of PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), today provided a business update and reported financial results for the third quarter ended September 30, 2026.

Conference Call and Webcast

The webcast will take place on Thursday, November 12, 2026, at 8:30 AM EST and will be accessible in the investor relations section of the Company’s website at luciddx.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “Lucid Diagnostics Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days in the investor relations section of the Company’s website at luciddx.com.

Business Highlights

“Medicare is now paying for EsoGuard. For the first time, Medicare beneficiaries nationwide have fully reimbursed access to this groundbreaking test,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “This breakthrough represents a seminal moment in our mission to end the scourge of esophageal cancer and marks the start of a new phase for Lucid focused on commercial acceleration and revenue growth.”

“Our pursuit of EsoGuard’s enormous clinical and commercial opportunity is now substantially less constrained by external factors,” Dr. Aklog added. “Lucid’s near-term growth now depends almost entirely on our team’s commercial and operational execution. Just a few weeks into this new chapter, our team delivered record monthly test volume in October and is approaching this opportunity with the urgency and determination it deserves. We are laser-focused on expanding access to EsoGuard for Medicare beneficiaries and translating this early momentum into revenue growth. What has been a marathon is now a sprint.”

Highlights from the third quarter and recent weeks:

●	Received first Medicare payments for the EsoGuard® Esophageal DNA Test in October. Lucid began submitting claims in late September after meeting with medical directors at Novitas, the Medicare Administrative Contractor (MAC) with jurisdiction over Lucid’s Texas laboratory, and providing a clinical evidence dossier incorporating their feedback. Lucid has consistently received payments on these claims at EsoGuard’s established Clinical Laboratory Fee Schedule rate of $1,938.01 per test. This Medicare coverage through claim-by-claim adjudication is independent of the pending MolDX Local Coverage Determination (LCD) reconsideration for EsoGuard.
●	Immediately and aggressively repositioned commercial efforts to expand EsoGuard testing among at-risk Medicare beneficiaries, representing approximately half of the patients recommended for esophageal precancer testing by professional society guidelines.
●	Performed 2,871 EsoGuard tests and recognized revenue of $1.2 million in 3Q26. October was a record month for EsoGuard test volume, with more than 1,800 tests. More than 50,000 EsoGuard tests have been performed since launch.
●	Held a formal meeting with CMS leadership on the pending MolDX LCD reconsideration for EsoGuard. The discussion reinforced Lucid’s confidence that the delay is attributable to an administrative backlog. Lucid expects the draft LCD to be published as that backlog begins to clear.
●	Continued to expand commercial coverage through the Concert EsoGuard coverage policy, with a total of five Concert client health plans, including the three previously reported, expected to have formally adopted it by year-end.
●	Launched Lucid’s first two U.S. Department of Veterans Affairs (VA) programs, with a robust pipeline of additional VA centers behind them. Lucid continues to expect the VA to be a meaningful long-term contributor to its commercial activity and revenue.
●	Announced billing and coding milestones, including a new Category III CPT code for EsoCheck cell collection and a proposed ICD-10 diagnosis code for positive EsoGuard results, which will make EsoGuard and EsoCheck easier to bill, track and integrate into clinical practice.
●	Announced publication of an 11,991-patient real-world EsoGuard study, the largest peer-reviewed study of nonendoscopic esophageal precancer testing to date. Sampling with the EsoCheck® Esophageal Cell Collection Device was successful in 95% of patients and averaged less than two minutes. The procedure was well tolerated, with no reported device-related adverse events and consistent performance across operators, including newly trained personnel.
●	The American Gastroenterological Association (AGA) released its draft Barrett’s esophagus guidelines for public comment. The draft names EsoGuard and EsoCheck as an alternative to endoscopy, with high certainty of evidence. EsoGuard is the only commercially available test cited.
●	Strengthened balance sheet with a $15.0 million private placement to existing long-term investors.

Financial Results

●	For the three months ended September 30, 2026, EsoGuard related revenues were $1.2 million. Operating expenses were approximately $13.5 million, which included stock-based compensation expenses of $1.5 million. GAAP net loss attributable to common stockholders was approximately $6.7 million, or $(0.03) per common share.
●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss for the three months ended September 30, 2026 was approximately $10.6 million or $(0.06) per common share.
●	Lucid had cash and cash equivalents of $18.0 million as of September 30, 2026, compared to $34.7 million as of December 31, 2025. Subsequent to quarter end, Lucid closed a $15.0 million Series C Convertible Preferred Stock financing.
●	The unaudited financial results for the three and nine months ended September 30, 2026, were filed with the SEC on Form 10-Q on November 12, 2026, and available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.
●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.
●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.
●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and nine months ended September 30, 2026, and 2025 are as follows:

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025

Revenue	$1,203	$1,211	$3,932	$3,202

Operating expenses	13,479	12,970	41,122	38,831
Other (Income) expense, net	(5,599)	(1,362)	(4,917)	6,115
Net Loss	(6,677)	(10,397)	(32,273)	(41,744)
Net income (loss) per common share, basic and diluted	$(0.03)	$(0.10)	$(0.26)	$(0.59)
Net loss attributable to common stockholders	(6,677)	(10,397)	(45,020)	(54,303)
Preferred Stock dividends and deemed dividends	—	—	12,747	12,559
Net income (loss) as reported	(6,677)	(10,397)	(32,273)	(41,744)
Adjustments:
Depreciation and amortization expense[1]	226	220	671	663
Interest expense, net[2]	(58)	(99)	(195)	(260)
EBITDA	(6,509)	(10,276)	(31,797)	(41,341)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,451	1,152	4,555	3,326
Operating expenses issued in stock[1]	—	87	57	234
Change in FV convertible debt[2]	(5,541)	(2,341)	(4,722)	5,297
Equity issuance cost extinguishment[2]	—	1,078	—	1,078
Non-GAAP adjusted (loss)	$(10,599)	$(10,300)	$(31,907)	$(31,406)
Basic and Diluted shares outstanding	190,945	108,176	171,575	92,131
Non-GAAP adjusted (loss) income per share	$(0.06)	$(0.10)	$(0.19)	$(0.34)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

(in thousands except per-share amounts)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Cost of revenues	$1,404	$1,697	$4,474	$4,810
Stock-based compensation expense[3]	(14)	(43)	(142)	(152)
Net cost of revenues	1,390	1,654	4,332	4,658

Amortization of intangible assets	105	105	315	316

Sales and marketing	5,252	4,291	16,029	12,367
Stock-based compensation expense[3]	(314)	(268)	(907)	(753)
Net sales and marketing	4,938	4,023	15,122	11,614

General and administrative	5,536	5,605	16,723	17,383
Depreciation expense	(121)	(115)	(356)	(347)
Operating expenses issued in stock	—	(87)	(57)	(234)
Stock-based compensation expense[3]	(949)	(718)	(3,024)	(2,060)
Net general and administrative	4,466	4,685	13,286	14,742

Research and development	1,182	1,272	3,581	3,955
Stock-based compensation expense[3]	(174)	(123)	(482)	(361)
Net research and development	1,008	1,149	3,099	3,594

Total operating expenses	13,479	12,970	41,122	38,831
Depreciation and amortization expense	(226)	(220)	(671)	(663)
Operating expenses issued in stock	—	(87)	(57)	(234)
Stock-based compensation expense[3]	(1,451)	(1,152)	(4,555)	(3,326)
Net operating expenses	$11,802	$11,511	$35,839	$34,608

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. Lucid is focused on the millions of patients with GERD, also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device - the first and only commercially available tools designed with the goal of preventing esophageal cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information, please visit luciddx.com and for more information about its parent company PAVmed, please visit pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

Vice President, Investor Relations

PAVmed and Lucid Diagnostics
mjr@pavmed.com